Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-4 of our report dated April 17, 2007, except for Note A – Revision of Financial Statement Presentation, as to which the date is July 5, 2007, relating to the financial statements and financial statement schedule of VMware, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

July 22, 2007